SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
ADMINISTAFF, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

19001 Crescent Springs Drive
Kingwood, Texas	77339
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 358-8986
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          The information set forth under “Item 3.03 — Material Modification to Rights of Security Holders” is incorporated herein by reference.
Item 3.03. Material Modifications to Rights of Security Holders
          On November 13, 2007, Administaff, Inc.(the “Company”) entered into an amended and restated Rights Agreement with respect to the Company’s existing stockholder rights plan to extend the expiration date of the plan and to make other changes to the terms of the plan. The plan was originally adopted on January 20, 1998, when the Board of Directors of the Company declared a dividend of one right (“Right”) for each outstanding share of common stock, par value $0.01 per share (“Common Stock”), of the Company to stockholders of record on February 9, 1998. In October 2000, the Company effected a 2-for-1 split of the then outstanding Common Stock, effected by means of a stock dividend (the “Stock Split”) and, as a result of the Stock Split, the number of Rights associated with each share of Common Stock was adjusted to be one-half of one Right for each share of Common Stock. As a result of the amendment and restatement of the Rights Agreement, each share of Common Stock will again have one Right associated with it.
          Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $.10 per share (the “Preferred Stock”), at a purchase price of $170 per Fractional Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement as amended and restated as of November 13, 2007, as it may from time to time be further supplemented or amended (the “Rights Agreement”) between the Company and Mellon Investor Services LLC, as Rights Agent.
          Currently, the Rights are attached to all outstanding shares of Common Stock, and no separate certificates for the Rights (“Rights Certificates”) are being distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of the announcement being the “Stock Acquisition Date”), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Until the Distribution Date, the Rights (a) will be evidenced by the certificates for Common Stock or, for shares held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts and not by separate certificates, and (b) will be transferred with and only with such Common Stock and the transfer of any Common Stock will also constitute the transfer of the Rights associated with the Common Stock.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 13, 2017, unless earlier redeemed or exchanged by the Company as described below.
          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.
          In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.
          In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”
          The number of outstanding Rights associated with a share of Common Stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
          At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.
          At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.
          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.
          Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
          The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s Board of Directors can redeem the Rights, amend the Rights Agreement or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On November 13, 2007, the Board of Directors approved the amendment and restatement in their entirety of the Company’s Bylaws (a) to comply with New York Stock Exchange rules which require securities listed on the NYSE to be eligible for a direct registration system by January 1, 2008, (b) to provide for electronic communication and storage, (c) to eliminate obsolete provisions and (d) to clarify and streamline certain provisions. The Bylaws as amended and restated are attached hereto as Exhibit 3.1. The descriptions of the changes to the Bylaws provided above are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.1 to this Form 8-K, the text of which is incorporated by reference in this Section 5.03.
          In connection with the adoption of the Rights Agreement, the Board of Directors approved a Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock. The information set forth under “Item 3.03 — Material Modification to Rights of Security Holders” is incorporated herein by reference.
Item 8.01. Other Events.
     On November 13, 2007, the Company’s Board of Directors authorized an expansion of the Company’s share repurchase program by an additional one million shares. As a result of the expansion, Administaff now has 1,335,637 shares available for repurchase.
     In connection with its repurchase program, the Company intends to adopt Rule 10b5-1 prearranged stock trading plans to facilitate the repurchase of its Common Stock during times it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information. A 10b5-1 plan permits a company to repurchase its common stock during times when it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information. A broker will have the authority to repurchase the Company’s shares in accordance with the specific prearranged terms of the plan, without further direction from the Company, during the Company’s trading blackout periods.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits
3.1	Amended and Restated Bylaws of Administaff, Inc. dated November 13, 2007.

4.1	Rights Agreement dated as of November 13, 2007 between Administaff, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

99.1	Press Release dated November 14, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.
Date: November 16, 2007	By:	/s/ Daniel D. Herink
Name: Daniel D. Herink
Title: Vice President of Legal, General Counsel and Secretary

INDEX TO EXHIBITS
(c) Exhibits
3.1	Amended and Restated Bylaws of Administaff, Inc. dated November 13, 2007.

4.1	Rights Agreement dated as of November 13, 2007 between Administaff, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

99.1	Press Release dated November 14, 2007.